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                               AMENDMENT NO. 1 TO
                         AUTOMATIC REINSURANCE AGREEMENT
                        EFFECTIVE AS OF DECEMBER 1, 2004
                                   (Agreement)

                                     between

                       METROPOLITAN LIFE INSURANCE COMPANY
                                    (Cedent)

                                      and

                        EXETER REASSURANCE COMPANY, LTD.
                                   (Reinsurer)

The Agreement is hereby amended, as of May 1, 2005, as follows:

     1.   The following is added to paragraph F of Schedule A, Reinsured
          Contracts

          8.   Guaranteed Minimum Income Benefit Form ML-560-2 (05/05)

     2. The following paragraph amends and, as amended, restates paragraph C.2 of Article I, Scope of Agreement:

          2. This Agreement covers only the Cedent's contractual liability for reinsured claims that are realized upon annuitization or exercise of the Guaranteed Principal Option if applicable under the contractual terms of the Income Program within the variable annuity contract forms specified in Schedule A.

     3. The following paragraph amends and, as amended, restates paragraph C of Article IV, Net Amount at Risk:

          C. The IBNAR (Income Benefit Net Amount at Risk) for each variable annuity contract ceded hereunder shall be equal to (i) or (ii), where:

          (i) IBNAR = Maximum [(IBB * (MAPR/SAPR) - Account Value), 0] * Reinsurer's Percentage

          where:

          .    The INCOME BENEFIT BASE (IBB) is as defined in Schedule A

               . The MINIMUM ANNUITY PURCHASE RATE (MAPR) per $1000 is calculated using the following assumptions:

                    Mortality Table         Annuity 2000 (Exhibit I)
                    Age Setback             7 Years
                    Mortality Improvement   None
                    Unisex Blend:           Sex distinct only
                    Interest Rate:          2.5% all years
                    Expenses:               None
                    Premium Taxes:          Applied by state of residence
                                            and market
                    Age:                    Attained age on exercise date
                    Frequency of payment    Monthly

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Annuity form:

     1. Individual Basis: Limited to a Life Annuity with a Period Certain. The number of years of Period Certain is as defined below:

          Age at Annuitization   Period Certain Years
          --------------------   --------------------
                Up to 79                  10
                   80                     9
                   81                     8
                   82                     7
                   83                     6
                 84-85                    5

     2. Joint Basis: Limited to a Joint and 100% Survivor Annuity with 10-Year Period Certain

..    The SETTLEMENT ANNUITY PURCHASE RATE (SAPR) per $1000, which is used at time of annuitization for reinsurance claims settlement shall be equal to the fixed annuity purchase rate that the Cedent would provide to an annuitant in the same class.

Annuity form:

     1. Individual Basis: Limited to a Life Annuity with a Period Certain The number of years of Period Certain is as defined below:

          Age at Annuitization   Period Certain Years
          --------------------   --------------------
                Up to 79                  10
                   80                     9
                   81                     8
                   82                     7
                   83                     6
                 84-85                    5

     2. Joint Basis: Limited to a Joint and 100% Survivor Annuity with 10-Year Period Certain

     (ii) The Guaranteed Principal Adjustment if the Income Benefit contains a Guaranteed Principal Option or 0 otherwise.

4.   The following paragraph amends and, as amended, restates paragraph A of
     Article VII, Settlement of Claims:

     A. GMDB and EPB: The Reinsurer shall indemnify the Cedent under this Agreement only for benefit claims that the Cedent paid as contractually required under a Reinsured Contract with respect to deaths that occur on or after the Effective Date.

          GMIB: The Reinsurer shall indemnify the Cedent under this Agreement only for benefit claims that the Cedent paid as contractually required under a Reinsured Contract on or after the expiration of the waiting period and upon exercise of benefits under the terms of the Income Program where such events occur, on the policies reinsured hereunder, on or after the Effective Date.

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          GWB: The Reinsurer shall indemnify the Cedent under this Agreement only for benefit claims that the Cedent paid as contractually required under a Reinsured Contract under the terms of the Withdrawal Program on or after the Effective Date.

5.   The following paragraph amends and, as amended, restates paragraph C of
     Article VII, Settlement of Claims:

     C. GMDB and EPB: Within thirty (30) days after the end of each calendar month, the Cedent shall notify the Reinsurer of the ceded contractual death benefit claims paid in respect of Reinsured Contracts in that month, based on the net amount at risk definition, set forth in
          Article IV, and the Reinsurer shall indemnify the Cedent as provided in Article VI for the ceded benefit claim liabilities.

          GMIB: Within thirty (30) days of the end of each calendar month, the Cedent shall notify the Reinsurer of the ceded contractual Income Program benefits paid in respect of Reinsured Contracts in that month, based on the definition set forth in Article IV, and the Reinsurer shall indemnify the Cedent as provided in Article VI for the ceded benefits.

          GWB: Within thirty (30) days of the end of each calendar month, the Cedent shall notify the Reinsurer of the ceded contractual Withdrawal Program benefits paid in respect of Reinsured Contracts in that month, based on the WBNAR definition set forth in Article IV, and the Reinsurer shall indemnify the Cedent as provided in Article VI for the ceded benefits.

6. The following paragraph amends and, as amended, restates paragraph D of Schedule A, Plans of Reinsurance:

     D.   GMIB (Contractual Income Program Benefit) Ceded:

     Income Benefit Base (IBB)
     -------------------------

     Version 1 - Greater of an Annual Ratchet to attained age 80 and a 6% Rollup to attained age 80; frozen thereafter.

     Version 2 - Greater of an Annual Ratchet to attained age 80 and a 5% Rollup to attained age 85; frozen thereafter.

     Version 3 - Greater of an Annual Ratchet to attained age 80 and a 5% Rollup to attained age 85; frozen thereafter.

     Annuitization
     -------------

     Annuitization under the Income Program means that the annuitant is receiving guaranteed fixed income payments based on the IBB and the MAPR under one of the life annuity forms specified in the contract.

     Guaranteed Principal Option
     ---------------------------

     Under version 3, Contractholders can exercise the Guaranteed Principal Option in lieu of electing income payments based on the IBB.

     Contract Provisions
     -------------------

     All contract provisions are as specified in the contract forms identified in Schedule A, Paragraph F.

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7.   The following paragraph amends and, as amended, restates paragraph B of
     Exhibit II, Reinsured Premiums:

     B.   Income Program

                                                           REINSURANCE PREMIUM
   INCOME PROGRAM               PRODUCTS COVERED              (BASIS POINTS)
--------------------   ---------------------------------   -------------------
Income Program Rider   All Products sold prior to                 35.00
                       February 15, 2003

Income Program Rider   All Products sold after April 30,          45.00
                       2003 and before May 1, 2005
                       if GMDB program is Annual Step or
                       Max of Annual Step and Rollup

Income Program Rider   All other Products sold after              50.00
                       February 14, 2003 and before
                       May 1, 2005

Income Program Rider   All Version 1 and Version 2                50.00
                       Products sold after April 30,
                       2005

Income Program Rider   All Version 3 Plus Products sold           75.00
                       after April 30, 2005

This Amendment No. 1 does not alter, amend or modify the Agreement other than as set forth herein, and the terms and conditions of the Agreement, as amended herein, continue in effect without other change.

In Witness whereof, the parties have caused this Amendment No. 1 to be signed in duplicate counterparts as of the date first above written.

METROPOLITAN LIFE INSURANCE COMPANY


By: /s/ [signature illegible]
    ---------------------------------

Title: [title illegible]
       ------------------------------


EXETER REASSURANCE COMPANY, LTD.


By: /s/ [signature illegible]
    ---------------------------------

Title: President
       ------------------------------